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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption 'Experts' in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of Vion
Pharmaceuticals, Inc. for the registration of 5,080,268 shares of its common stock, 1,858,919 warrants and 233,333 units, and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB/A Amendment No. 1) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
January 27, 2000